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                                                                   Exhibit 10.23

                    THE CORTLAND SAVINGS AND BANKING COMPANY
                  SECOND AMENDED SALARY CONTINUATION AGREEMENT

     THIS SECOND AMENDED SALARY CONTINUATION AGREEMENT (this "Agreement") is made and entered into as of this _____ day of ________________, 200__, by and between The Cortland Savings and Banking Company, an Ohio-chartered, FDIC-insured member bank with its main offices in Cortland, Ohio (the "Bank") and Danny L. White, Vice President of the Bank (the "Executive").

     WHEREAS, the Executive has contributed substantially to the success of the Bank and its parent company, Cortland Bancorp, an Ohio corporation, and the Bank desires that the Executive continue in its employ,

     WHEREAS, to encourage the Executive to remain an employee of the Bank, the Bank is willing to provide salary continuation benefits to the Executive, payable out of the Bank's general assets,

     WHEREAS, none of the conditions or events included in the definition of the term "golden parachute payment" that is set forth in section 18(k)(4)(A)(ii) of the Federal Deposit Insurance Act [12 U.S.C. 1828(k)(4)(A)(ii)] and in Federal Deposit Insurance Corporation Rule 359.1(f)(1)(ii) [12 CFR 359.1(f)(1)(ii)] exists or, to the best knowledge of the Bank, is contemplated insofar as the Bank is concerned,

     WHEREAS, the Bank and the Executive entered into an Amended Salary Continuation Agreement dated as of September 4, 2002, providing for specified retirement benefits for the Executive after termination of his employment,

     WHEREAS, the Bank and the Executive have negotiated and agreed to miscellaneous changes in the terms and conditions of the September 4, 2002 Amended Salary Continuation Agreement, effective immediately.

     NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     Whenever used in this Agreement, the following words and phrases shall have the meanings specified -

     1.1 "Accrual Balance" means the liability that should be accrued by the Bank under generally accepted accounting principles ("GAAP") for the Bank's obligation to the Executive under this Agreement, by applying Accounting Principles Board Opinion No. 12, as amended by Statement of Financial Accounting Standards No. 106, and the calculation method and discount rate specified hereinafter. The Accrual Balance shall be calculated assuming a level principal amount and interest as the discount rate is accrued each period. The principal accrual is determined such that when it is credited with interest each month, the Accrual Balance at Normal Retirement Age equals the present value of the normal retirement benefits. The discount rate means the rate used by the Plan Administrator for determining the Accrual Balance. The rate is based on the yield on a 20-year corporate bond rated Aa by Moody's, rounded to the nearest 1/4%. The initial discount rate is 6.75%. However, the Plan Administrator, in its sole discretion, may adjust the discount rate to maintain the rate within reasonable standards according to GAAP.

     1.2 "Change in Control" means any of the following events occur:

     (a) Acquisition of Significant Stock Ownership: a report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of Cortland Bancorp's voting securities (but this clause (a) shall not apply to beneficial ownership of voting shares of Cortland Bancorp held by the Bank or another subsidiary of Cortland Bancorp in a fiduciary capacity). A Change in Control of Cortland Bancorp shall not be deemed to have

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occurred solely because acquisition by Cortland Bancorp of its own voting securities reduces the number of shares outstanding, causing a person's beneficial ownership to exceed 25% of Cortland Bancorp's voting securities; provided that, if after such acquisition by Cortland Bancorp such person becomes the beneficial owner of additional Cortland Bancorp voting securities, increasing the percentage of outstanding Cortland Bancorp voting securities beneficially owned by such person, a Change in Control of Cortland Bancorp shall be deemed to have occurred,

     (b) Change in Board Composition: during any period of two consecutive years, individuals who constitute Cortland Bancorp's board of directors at the beginning of the two-year period cease for any reason to constitute at least a majority thereof, provided, however, that - for purposes of this clause (b) - each director who is first elected by the board (or first nominated by the board for election by stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have been a director at the beginning of the two-year period,

     (c) Merger: Cortland Bancorp merges into or consolidates with another corporation, or merges another corporation into Cortland Bancorp, and as a result less than 50% of the total voting power of the surviving corporation immediately after the merger or consolidation is held by persons who were the holders of Cortland Bancorp's voting securities immediately before the merger or consolidation, or

     (d) Sale of Assets: Cortland Bancorp sells to a third party all or substantially all of Cortland Bancorp's assets. For purposes of this Agreement, sale of all or substantially all of Cortland Bancorp's assets includes sale of the Bank alone.

     1.3 "Disability" means the Executive suffers a sickness, accident or injury that is determined by the carrier of any individual or group disability insurance policy covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. At the Bank's request, the Executive must submit to the Bank proof of the carrier's or Social Security Administration's determination.

     1.4 "Early Retirement Age" means the Executive's 62nd birthday.

     1.5 "Early Termination" means Termination of Employment before Normal Retirement Age for reasons other than death, Disability, Termination for Cause, or within one year after a Change in Control.

     1.6 "Early Termination Date" means the month, day, and year in which Early Termination occurs.

     1.7 "Effective Date" means March 1, 2001.

     1.8 "Normal Retirement Age" means the Executive's 65th birthday.

     1.9 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

     1.10 "Person" means an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity.

     1.11 "Plan Administrator" means the plan administrator described in Article 7.

     1.12 "Plan Year" means a twelve-month period commencing on March 1 and ending on the last day of February of each year. The initial Plan Year shall commence on the Effective Date of this Agreement.

     1.13 "Termination for Cause" means the Bank terminates the Executive's employment for any one of the following reasons -

     (a) gross negligence or gross neglect of duties,

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     (b) commission of a felony or commission of a misdemeanor involving moral turpitude, or

     (c) fraud, disloyalty, dishonesty, or willful violation of any law or significant Bank policy committed in connection with the Executive's employment and resulting in an adverse effect on the Bank.

     1.14 "Termination of Employment" means that the Executive ceases to be employed by the Bank for any reason whatsoever, other than because of a leave of absence approved by the Bank. For purposes of this Agreement, if there is a dispute over the employment status of the Executive or the date of the Executive's Termination of Employment, the Bank shall have the sole and absolute right to decide the dispute, unless a Change in Control shall have occurred.

                                    ARTICLE 2
                                LIFETIME BENEFITS

     2.1 Normal Retirement Benefit. For Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Bank shall pay to the Executive the benefit described in this Section 2.1 instead of any other benefit under this Agreement.

     2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 is $41,500.

     2.1.2 Payment of Benefit. The Bank shall pay the annual benefit to the Executive in 12 equal monthly installments, payable on the last day of each month, beginning with the month after the Executive's Normal Retirement Date. The annual benefit shall be paid to the Executive for 15 years.

     2.2 Early Termination Benefit. For Early Termination on or after the Executive's Early Retirement Age, the Bank shall pay to the Executive the benefit described in this Section 2.2 instead of any other benefit under this Agreement.

     2.2.1 Amount of Benefit. The benefit under this Section 2.2 is the Early Termination annual benefit amount set forth in Schedule A for the Plan Year ending immediately before the Early Termination Date.

     2.2.2 Payment of Benefit. The Bank shall pay the Early Termination annual benefit to the Executive in 12 equal monthly installments, payable on the last day of each month, beginning with the month after the Normal Retirement Age. The annual benefit shall be paid to the Executive for 15 years.

     2.3 Disability Benefit. For Termination of Employment because of Disability before the Normal Retirement Age, the Bank shall pay to the Executive the benefit described in this Section 2.3 instead of any other benefit under this Agreement.

     2.3.1 Amount of Benefit. The benefit under this Section 2.3 is the Disability annual benefit amount set forth in Schedule A for the Plan Year ending immediately before the date on which Termination of Employment occurs.

     2.3.2 Payment of Benefit. The Bank shall pay the Disability annual benefit amount to the Executive in 12 equal monthly installments, payable on the last day of each month, beginning with the month after the Normal Retirement Age. The annual benefit shall be paid to the Executive for 15 years.

     2.4 Change-in-Control Benefit. If the Executive's employment with Cortland Bancorp or the Bank terminates within one year after a Change in Control (excepting Termination for Cause), the Bank shall pay to the Executive the benefit described in this Section 2.4 instead of any other benefit under this Agreement.

     2.4.1 Amount of Benefit. The benefit under this Section 2.4 is the Normal Retirement Age Accrual Balance required by Section 2.1, discounting the Normal Retirement Age Accrual Balance to

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          present value using a discount rate of 6.75%, or a discount rate selected by the Plan Administrator if the Plan Administrator determines that a different discount rate is appropriate; provided, however, that the discount rate selected shall not exceed the discount rate employed at the time of the Change in Control for purposes of calculating the Accrual Balance.

     2.4.2 Payment of Benefit. The Bank shall pay the Change-in-Control benefit to the Executive in one lump sum within 3 days after the Executive's Termination of Employment.

     2.5 Petition for Payment of Vested Normal Retirement Benefit, Vested Early Termination Benefit or Vested Disability Benefit. If the Executive is entitled to the normal retirement benefit provided by Section 2.1, the Early Termination benefit provided by Section 2.2, or the Disability benefit provided by Section 2.3, the Executive may petition the board of directors to have the Accrual Balance amount corresponding to that particular benefit paid to the Executive in a single lump sum. The board of directors shall have sole and absolute discretion about whether to pay the remaining Accrual Balance in a lump sum. If the remaining Accrual Balance is paid in a single lump sum, the Bank shall have no further obligations under this Agreement.

     2.6 Change-in-Control Payout of Vested Normal Retirement Benefit, Vested Early Termination Benefit or Vested Disability Benefit Being Paid to the Executive at the Time of a Change in Control. If a Change in Control occurs at any time during the entire 15-year salary continuation benefit payment period and if at the time of that Change in Control the Executive is receiving the benefit provided by Section 2.1.2, Section 2.2.2, or Section 2.3.2, the Bank shall pay the remaining salary continuation benefits to the Executive in a lump sum within three days after the Change in Control. The lump-sum payment due to the Executive as a result of a Change in Control shall be an amount equal to the Accrual Balance amount corresponding to that particular benefit then being paid to the Executive under Section 2.1.2, Section 2.2.2, or Section 2.3.2.

     2.7 Contradiction in Terms of Agreement and Schedule A. If there is a contradiction in the terms of this Agreement and Schedule A attached hereto concerning the benefits due under Section 2.2, 2.3, or 2.4 hereof, then the actual amount of benefits prescribed by this Agreement shall control.

                                    ARTICLE 3
                                 DEATH BENEFITS

     3.1 Death During Active Service. If the Executive dies before the Normal Retirement Age while in the active service of the Bank, instead of any other benefit payable under this Agreement the Bank shall pay to the Executive's beneficiary(ies) the benefit described in the Second Amended Split Dollar Agreement and Endorsement dated as of the date hereof and attached to this Agreement as Addendum A.

     3.2 Death During Benefit Period. If the Executive dies after benefit payments under Article 2 have commenced but before receiving all such payments, the Bank shall pay the remaining benefits to the Executive's beneficiary(ies) at the same time and in the same amounts they would have been paid to the Executive had the Executive survived. In that case, no death benefit shall be payable under this Article 3.

     3.3 Death After Termination of Employment But Before Benefit Payments Commence. If the Executive is entitled to benefit payments under Article 2 but dies before payments commence, the benefits shall be payable to the Executive's beneficiary(ies), but payments shall commence on the last day of the month after the date of the Executive's death, and no death benefit shall be payable under this Article 3.

     3.4 Petition for Benefit Payments. If the Executive dies before receiving any or all benefit payments to which he is entitled under Section 2.1, Section 2.2, or Section 2.3, respectively, the Executive's beneficiary(ies) or estate may petition the board of directors to have the Accrual Balance corresponding to that particular benefit paid to the Executive's beneficiary(ies) or estate in a single lump sum. The board of directors shall have sole and absolute discretion about whether to pay the remaining Accrual Balance in a lump sum. If the remaining Accrual Balance is paid in a single lump sum, the Bank shall have no further obligations under this Agreement.

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     3.5 Change-in-Control Payout of Vested Normal Retirement Benefit, Vested
Early Termination Benefit or Vested Disability Benefit Being Paid to the Executive's Estate or Beneficiaries at the Time of a Change in Control. If a Change in Control occurs at any time during the entire 15-year salary continuation benefit payment period and if at the time of that Change in Control the Executive's estate or beneficiary(ies) is receiving the benefit provided by
Section 2.1.2, Section 2.2.2, or Section 2.3.2, the Bank shall pay the remaining salary continuation benefits to the Executive's beneficiary(ies) or estate in a lump sum within three days after the Change in Control. The lump-sum payment due to the Executive's beneficiary(ies) or estate as a result of a Change in Control shall be an amount equal to the Accrual Balance amount corresponding to that particular benefit then being paid to the Executive's estate or beneficiary(ies) under Section 2.1.2, Section 2.2.2, or Section 2.3.2.

                                    ARTICLE 4
                                  BENEFICIARIES

     4.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Bank. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by the Bank during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate.

     4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incapacitated person or incapable person. The Bank may require proof of incapacity, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Bank from all liability with respect to such benefit.

                                    ARTICLE 5
                               GENERAL LIMITATIONS

     5.1 Termination for Cause and Termination Before Vesting. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement and this Agreement shall terminate if Termination of Employment is a result of Termination for Cause or if Early Termination benefits under Section 2.2 of this Agreement are neither paid nor payable because Early Termination occurred before vesting under Section 2.2 of this Agreement.

     5.2 Suicide or Misstatement. The Bank shall not pay any benefit under this Agreement if the Executive commits suicide within two years after the Effective Date of this Agreement, or if the Executive has made any material misstatement of fact on any application for life insurance purchased by the Bank.

     5.3 Removal. Notwithstanding any provision of this Agreement to the contrary, if the Executive is removed from office or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order.

     5.4 Default. Notwithstanding any provision of this Agreement to the contrary, if the Bank is in "default" or "in danger of default", as those terms are defined in of section 3(x) of the Federal Deposit Insurance Act, 12 U.S.C. 1813(x), all obligations under this Agreement shall terminate.

     5.5 FDIC Open-Bank Assistance. All obligations under this Agreement shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the Federal Deposit Insurance Act. 12 U.S.C. 1823(c). Any rights of the parties that have already vested shall not be affected by such action, however.

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                                    ARTICLE 6
                          CLAIMS AND REVIEW PROCEDURES

     6.1 Claims Procedure. A person or beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows -

     6.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Bank a written claim for the benefits.

     6.1.2 Timing of Bank Response. The Bank shall respond to such claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

     6.1.3 Notice of Decision. If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth -

          6.1.3.1 The specific reasons for the denial,

          6.1.3.2 A reference to the specific provisions of the Agreement on which the denial is based,

          6.1.3.3 A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

          6.1.3.4 An explanation of the Agreement's review procedures and the time limits applicable to such procedures, and

          6.1.3.5 A statement of the claimant's right to bring a civil action under ERISA (Employee Retirement Income Security Act) Section 502(a) following an adverse benefit determination on review.

     6.2 Review Procedure. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows -

     6.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Bank's notice of denial, must file with the Bank a written request for review.

     6.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Bank shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

     6.2.3 Considerations on Review. In considering the review, the Bank shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

     6.2.4 Timing of Bank Response. The Bank shall respond in writing to such claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional

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          60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

     6.2.5 Notice of Decision. The Bank shall notify the claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth -

          6.2.5.1 The specific reason for the denial,

          6.2.5.2 A reference to the specific provisions of the Agreement on which the denial is based,

          6.2.5.3 A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

          6.2.5.4 A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

                                    ARTICLE 7
                           ADMINISTRATION OF AGREEMENT

     7.1 Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator consisting of the Board or such committee or person(s) as the Board shall appoint. The Executive may be a member of the Plan Administrator. The Plan Administrator shall also have the discretion and authority to (a) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (b) decide or resolve any and all questions including interpretations of this Agreement, as may arise in connection with the Agreement.

     7.2 Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Bank.

     7.3 Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement. No Executive or Beneficiary shall be deemed to have any right, vested or nonvested, regarding the continued use of any previously adopted assumptions, including but not limited to the discount rate and calculation method employed in the determination of the Accrual Balance.

     7.4 Indemnity of Plan Administrator. The Bank shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

     7.5 Bank Information. To enable the Plan Administrator to perform its functions, the Bank shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, Disability, death or Termination of Employment of the Executive, and such other pertinent information as the Plan Administrator may reasonably require.

                                    ARTICLE 8
                                  MISCELLANEOUS

     8.1 Amendments. This Agreement may be amended solely by a written agreement signed by the Bank and by the Executive.

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     8.2 Binding Effect. This Agreement shall bind the Executive and the Bank, and their beneficiaries, survivors, executors, successors, administrators, and transferees.

     8.3 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

     8.4 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached, or encumbered in any manner.

     8.5 Successors; Binding Agreement. By an assumption agreement in form and substance satisfactory to the Executive, the Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform this Agreement if no such succession had occurred. Failure of the Bank to obtain such assumption agreement before effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to the Change-in-Control benefit provided in
Section 2.4.

     8.6 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

     8.7 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Ohio, except to the extent preempted by the laws of the United States of America.

     8.8 Unfunded Arrangement. The Executive and beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Bank to which the Executive and beneficiary have no preferred or secured claim.

     8.9 Entire Agreement. This Agreement and the Second Amended Split Dollar Agreement and Endorsement attached as Addendum A constitute the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive under this Agreement other than those specifically set forth herein. This Agreement supersedes in its entirety the September 4, 2002 Amended Salary Continuation Agreement, effective immediately.

     8.10 Severability. If for any reason any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and to the full extent consistent with law each such other provision shall continue in full force and effect. If any provision of this Agreement is held invalid in part, such invalidity shall not affect the remainder of such provision not held invalid, and to the full extent consistent with law the remainder of such provision, together with all other provisions of this Agreement, shall continue in full force and effect.

     8.11 Headings. The headings of sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

     8.12 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

     (a)  If to the Bank, to -

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          Board of Directors
          The Cortland Savings and Banking Company
          194 West Main Street
          P.O. Box 98
          Cortland, Ohio 44410-1466

     (b)  If to the Executive, to -

          Danny L. White
          The Cortland Savings and Banking Company
          194 West Main Street
          P.O. Box 98
          Cortland, Ohio 44410-1466

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

     8.13 Payment of Legal Fees. The Bank is aware that upon the occurrence of a Change in Control, management of the Bank may cause or attempt to cause the Bank to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Bank to institute, or may institute, litigation seeking to have this Agreement declared unenforceable, or may take, or attempt to take, other action to deny Executive the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the Bank that the Executive not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to Executive hereunder, nor be bound to negotiate any settlement of his rights hereunder under threat of incurring such expenses. Accordingly, if after a Change in Control it appears to Executive that (a) the Bank has failed to comply with any of its obligations under this Agreement, or (b) the Bank or any other person has taken any action to declare this Agreement void or unenforceable or instituted any litigation or other legal action designed to deny, diminish or to recover from, Executive the benefits intended to be provided to Executive hereunder, the Bank irrevocably authorizes Executive from time to time to retain counsel of his choice at the Bank's expense as provided in this Section 8.13, to represent Executive in connection with the initiation or defense of any litigation or other legal action, whether by or against the Bank or any director, officer, stockholder or other person affiliated with the Bank, in any jurisdiction. The fees and expenses of counsel selected from time to time by Executive as herein above provided shall be paid or reimbursed to Executive by the Bank on a regular, periodic basis upon presentation by Executive of a statement or statements prepared by such counsel in accordance with such counsel's customary practices, up to a maximum aggregate amount of $500,000. The Bank's obligation to pay the Executive's legal fees provided by this Section 8.13 operates separately from, and in addition to, any legal fee reimbursement obligation the Bank or the Bank's parent Cortland Bancorp may have with the Executive by virtue of a Severance Agreement by and among the Executive, the Bank, and Cortland Bancorp.

     IN WITNESS WHEREOF, the Executive and a duly authorized Bank officer have executed this Second Amended Salary Continuation Agreement as of the date first written above.

EXECUTIVE:                              BANK:
                                        THE CORTLAND SAVINGS AND BANKING COMPANY


                                        By:
-------------------------------------       ------------------------------------
Danny L. White                              Rodger W. Platt
                                        Title: President, Chairman of the Board
                                               and Chief Executive Officer

                             BENEFICIARY DESIGNATION

                    THE CORTLAND SAVINGS AND BANKING COMPANY
                  SECOND AMENDED SALARY CONTINUATION AGREEMENT

                                 DANNY L. WHITE

     I designate the following as beneficiary of any death benefits under this Second Amended Salary Continuation Agreement:

     Primary: ________________________________________________________________

              ________________________________________________________________

     Contingent: _____________________________________________________________

                 _____________________________________________________________

     NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE
          TRUSTEE(S) AND THE EXACT NAME AND DATE OF THE TRUST AGREEMENT.

     I understand that I may change these beneficiary designations by filing a new written designation with the Bank. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.


Signature:
           --------------------------
           Danny L. White

Date: ________________________, 200__

     Accepted by the Bank this _____ day of ________________, 200__.


By:
    ---------------------------------
    Rodger W. Platt
Title: President, Chairman of the Board
       and Chief Executive Officer

                                   SCHEDULE A
                    THE CORTLAND SAVINGS AND BANKING COMPANY
                  SECOND AMENDED SALARY CONTINUATION AGREEMENT

                                 DANNY L. WHITE

                                             EARLY
                                          TERMINATION      DISABILITY
                      AGE               ANNUAL BENEFIT   ANNUAL BENEFIT   CHANGE-IN-
                      AT                  PAYABLE AT       PAYABLE AT       CONTROL
        PLAN YEAR    PLAN    ACCRUAL        NORMAL           NORMAL         BENEFIT
PLAN      ENDING     YEAR   BALANCE @   RETIREMENT AGE   RETIREMENT AGE   PAYABLE IN
YEAR     FEBRUARY     END   6.75% (1)         (2)              (2)        A LUMP SUM
----   -----------   ----   ---------   --------------   --------------   ----------
  1       2002        50     $  3,505       $     0          $ 1,329       $ 32,961
  2       2003        51     $  7,300       $     0          $ 2,556       $ 35,697
  3       2004        52     $ 21,005       $     0          $ 5,145       $169,432
  4       2005        53     $ 40,518       $     0          $ 9,331       $180,215
  5       2006        54     $ 61,390       $     0          $13,217       $192,763
  6       2007        55     $ 83,715       $     0          $16,850       $206,185
  7       2008        56     $107,594       $     0          $20,246       $220,541
  8       2009        57     $133,136       $     0          $23,422       $235,897
  9       2010        58     $160,456       $     0          $26,391       $252,322
 10       2011        59     $189,679       $     0          $29,166       $269,891
 11       2012        60     $220,936       $     0          $31,761       $288,683
 12       2013        61     $254,370       $     0          $34,187       $308,783
 13       2014        62     $290,132       $36,455          $36,455       $330,283
 14       2015        63     $328,383       $38,575          $38,575       $353,280
 15       2016        64     $369,298       $40,558          $40,558       $377,878
 16    August 2016    65     $390,812       $41,500          $41,500       $390,812

(1) Calculations are approximations. Benefit calculations are based on prior year-end accrual balances. The accrual balance reflects payment at the end of each month during retirement, beginning September 30, 2016.

(2) Benefit is based on the present value of the current payment stream of the vested accrual balance using a standard discount rate (6.75%).